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                                                                    EXHIBIT 21

                           SUBSIDIARIES OF THE REGISTRANT


     The following table lists the subsidiaries of the Registrant as of December 31, 1997, the state or other jurisdiction of incorporation and the names under which such subsidiaries do business. The Registrant owns all of the outstanding voting securities of each subsidiary.



                                                                                       Name Under
                                             Jurisdiction of                         Which Subsidiary
Name of Subsidiary                            Organization                          Is Doing Business
---------------------------------            ---------------                 ---------------------------------
ODS Networks, Inc.                              Delaware                           ODS Networks, Inc.

Optical Data Systems, Inc.                       Nevada                         Optical Data Systems, Inc.

ODS, Inc.                                        Nevada                               ODS, Inc.

Optical Data Systems-Texas, Inc.                  Texas                      Optical Data Systems-Texas, Inc.

ODS Networks GmbH                                Germany                           ODS Networks GmbH

ODS Networks Ltd.                             United Kingdom                        ODS Networks Ltd.

ODS Ltd.                                      United Kingdom                            ODS Ltd.

ODS Networks SARL                                 France                           ODS Networks SARL

Optical Data Systems, Ltda.                       Brazil                       Optical Data Systems, Ltda.

Optical Data Systems (Barbados) Ltd.             Barbados              Optical Data Systems (Barbados) Ltd.

ODS Networks Sdn. Bhd.                           Malaysia                       ODS Networks Sdn. Bhd.

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